EXHIBIT 16


                    [Letterhead of Coopers & Lybrand L.L.P.]


                                                       May 19, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs and Mesdames:

We have read the statements made by Innovir Laboratories, Inc. in the accompanying Form 8-K which is being filed with the Securities and Exchange Commission, pursuant to Item 4 of Form 8-K. We agree with the statements concerning our Firm.


                                            Very truly yours,


                                            /s/ COOPERS & LYBRAND L.L.P.
                                            ------------------------------
                                            Coopers & Lybrand L.L.P.